ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

Exhibit 99.2

NEWS RELEASE

Abraxas to Present at the Pritchard Capital Energy Conference

SAN ANTONIO (Jan. 8, 2008) - Abraxas Petroleum Corporation (AMEX:ABP) is scheduled to present at the Pritchard Capital Energy Conference in San Francisco on Tuesday, January 8, 2008. Robert L.G. Watson will be presenting at the conference - the corresponding PowerPoint presentation will be posted on the Company’s website, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations, as this event is not being webcast. Over 80 companies are scheduled to present at this event entitled “Energize 2008”.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations in Texas and Wyoming. Abraxas Petroleum Corporation also owns a 47% interest in an upstream master limited partnership, Abraxas Energy Partners, L.P., which entitles Abraxas Petroleum Corporation to receive its proportionate share of cash distributions made by Abraxas Energy Partners, L.P.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil. In addition, Abraxas’ future natural gas and crude oil production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:

Barbara M. Stuckey/Vice President - Corporate Development

Direct Telephone 210.757.9835

Main Telephone 210.490.4788

bstuckey@abraxaspetroleum.com

www.abraxaspetroleum.com

500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232

Office: 210.490.4788 Fax: 210.490.8816